Exhibit 99.1

Contacts:	David L. Kerr	Joseph C. Tusa, Jr.
	Senior Vice President – Corporate Development	Senior Vice President and
	713.386.1420	Chief Financial Officer
	dkerr@comsys.com	713.386.1428
jtusa@comsys.com

COMSYS IT PARTNERS, INC. REPORTS FOURTH QUARTER RESULTS

HOUSTON, TX (MARCH 28, 2005) – COMSYS IT Partners, Inc. (NASDAQ:CITP), a leading information technology staffing services company formerly known as Venturi Partners, Inc. (“the Company”), today announced its historical and combined adjusted pro forma financial results for the fourth quarter and year ended January 2, 2005. The quarterly and annual adjusted pro forma information included in this release gives effect at the beginning of each of the periods presented to the merger involving Venturi Partners, Inc. and COMSYS Holdings, Inc. and the sale of Venturi’s commercial staffing business, in each case occurring on September 30, 2004 (as more fully described below).

In accordance with generally accepted accounting principles, the historical financial results reported below reflect a full year of legacy COMSYS Holdings, Inc., which is considered the accounting and financial acquirer, and only three months (since September 30, 2004) of legacy Venturi Partners, Inc.

Revenue for the quarter ended January 2, 2005 was $162.8 million compared to combined pro forma revenue of $162.0 million for the third quarter of 2004 and $148.3 million for the fourth quarter of 2003. Combined pro forma revenue was $639.4 million for 2004 and $577.2 million for 2003, for a growth rate of 11% over these periods.

The Company reported a net loss of $7.7 million in the fourth quarter of 2004 ($0.51 per diluted share) as $10.3 million ($0.68 per diluted share) of merger related restructuring and rationalization charges and $1.7 million of stock based compensation charges ($0.11 per diluted share) were incurred during this period. These merger related charges were primarily for abandoned office space leaseholds, salary expense for duplicate back office processing personnel and severance and retention costs for employees who will not remain with the Company.

Net income excluding merger related restructuring and rationalization charges and stock based compensation expense was $4.3 million ($0.28 per diluted share) in the fourth quarter of 2004. Combined adjusted pro forma net income excluding a federal income tax refund of $5.4 million and stock based compensation expense was $2.6 million ($0.17 per diluted share) in the third quarter of 2004. Depreciation and amortization expense decreased $2.4 million ($0.16 per diluted share) in the fourth quarter of 2004 as certain intangible assets related to our customer base were fully amortized in the third quarter of 2004.

Net loss was $55.2 million for 2004 ($3.61 per diluted share) and $56.5 million for 2003 ($3.70 per diluted share). Combined adjusted pro forma net income for 2004 excluding federal income tax refunds and stock based compensation expense was $9.1 million ($0.59 per diluted share) versus a loss of $0.4 million in 2003 ($0.03 per diluted share). The increase in combined adjusted pro forma net income in 2004 versus 2003 relates primarily to increased revenue as a result of higher billable headcount volumes and vendor management service fees.

Gross margin for the fourth quarter of 2004 was 24.7% as compared to combined pro forma gross profit of 24.7% in the fourth quarter of 2003 and 24.3% in the third quarter of 2004. Combined adjusted pro forma EBITDA (earnings before interest, taxes, depreciation and amortization, goodwill impairment, stock based compensation and loss on early extinguishment of debt) was $43.2 million for 2004 and $34.6 million for 2003, an increase of 25%.

“We are extremely pleased with our results for the fourth quarter and the full year for 2004. We experienced a solid increase in revenues in 2004 and grew revenues during the fourth quarter while integrating Comsys and Venturi Partners,” said Michael T. Willis, Chairman and Chief Executive Officer. Willis stated, “Our revenue per billing day in 2004 improved to $2.51 million versus $2.27 million in 2003, each on a combined pro forma basis. We are also pleased with our improvement in gross margins which increased in the fourth quarter to 24.7% compared to combined pro forma gross profit of 24.3% and 23.3% in the third and second quarters of 2004, respectively. We believe that we will continue to experience an improving business environment for our services in 2005.”

As previously announced, the Company completed its merger of Comsys Holding, Inc. and Venturi Partners, Inc. on September 30, 2004. As a result of the merger and the sale of Venturi Partners’ commercial staffing business, we believe that the financial information prior to the closing of this merger most relevant to our current stockholders are certain non-GAAP financial measures for the information technology business of Venturi Partners, Inc. and Comsys Holding, Inc. on a combined basis. These non-GAAP financial measures are combined pro forma revenues, combined adjusted pro forma EBITDA, combined adjusted pro forma net income and net income excluding merger related restructuring and rationalization charges and stock based compensation expense. These pro forma amounts have been adjusted to reflect the expected cost saving synergies related to the merger. A reconciliation of these non-GAAP financial measures to the financial measures recognized under generally accepted accounting principles in the United States is provided in the attached tables.

COMSYS IT Partners Chief Financial Officer, Joseph C. Tusa, Jr., said, “The integration of Comsys and Venturi Partners is essentially complete. As previously announced, we have consolidated duplicate offices, standardized compensation and benefit plans, and deployed a common front office system. We are now completing the final transition of our back office operations to PeopleSoft. The merger related charges of $10.3 million in the fourth quarter were in line with our expectations and we fully expect to achieve the annual synergy savings of $6.5 million that were identified prior to completing the merger between Comsys and Venturi Partners.” Tusa added, “We have begun our documentation for purposes of implementing the section 404 provisions of the Sarbanes-Oxley Act with which we are required to be in compliance by the end of 2005.”

Conference Call Information

COMSYS will conduct a conference call today at 10:00 a.m. Eastern time to discuss the quarterly and year-to-date financial results. The conference call-in number is (913) 981-5509. The call will also be Web cast live and replayed for 30 days at www.comsys.com and www.fulldisclosure.com. A taped replay of the call will be available until 6:00 p.m. Eastern time on April 4, 2005, at (719) 457-0820, pass code 8545566.

About COMSYS IT Partners

COMSYS IT Partners, Inc. (NASDAQ: CITP), is a leading IT staffing and solutions company with 38 offices across the U.S. and an office in the U.K. Leveraging more than 30 years of experience, COMSYS has enhanced its core competency of IT staffing services by creating client-centric, cost-effective information system solutions. COMSYS’ service offerings include contingent staff augmentation of IT professionals, permanent recruiting and placement, vendor management and project solutions including network design and management, offshore development, customized software development and maintenance, software globalization/localization translation services and implementation and upgrade services for SAS, business intelligence and various ERP packages. COMSYS serves Fortune 500 clients in the financial services/insurance, telecommunications, energy, pharmaceutical and healthcare industries and government agencies.

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Forward-looking Statements

Certain information contained in this press release may be deemed forward-looking statements regarding events and financial trends that could affect the Company’s plans, objectives, future operating results, financial condition, performance and business. These statements may be identified by words such as “estimate,” “forecast,” “plan,” “intend,” “believe,” “should,” “expect,” “anticipate,” or variations or negatives thereof, or by similar or comparable words or phrases. Forward-looking statements are based on the Company’s expectations and beliefs concerning future events affecting the Company and are subject to risks and uncertainties relating to the Company’s operations and business environment, all of which are difficult to predict and many of which are beyond its control, including:

•	the Company’s success in attracting, training, retaining and motivating billable consultants and key officers and employees;

•	changes in levels of unemployment and other economic conditions in the United States, or in particular regions or industries;

•	weakness or reductions in corporate information technology spending levels;

•	the Company’s ability to maintain existing client relationships and attract new clients in the context of changing economic or competitive conditions;

•	the impact of competitive pressures on its ability to maintain or improve its operating margins, including any change in the demand for the Company’s services;

•	the entry of new competitors into the marketplace or expansion by existing competitors;

•	increases in employment-related costs such as health care and unemployment taxes;

•	the possibility of the Company’s incurring liability for the activities of its temporary employees or for events impacting its temporary employees on clients’ premises;

•	the risk in an uncertain economic environment of increased incidences of employment disputes, employment litigation and workers’ compensation claims;

•	the challenges of integration and restructuring associated with the recently completed merger or other planned business activities and the challenges of achieving anticipated synergies;

•	the risk that further cost cutting or restructuring activities undertaken by the Company could cause an adverse impact on certain of the Company’s operations;

•	economic declines that affect the Company’s business, including its profitability, liquidity or ability to comply with its loan covenants;

•	adverse changes in credit and capital markets conditions that may affect the Company’s ability to obtain financing or refinancing on favorable terms;

•	adverse changes to management’s periodic estimates of future cash flows that may affect the Company’s assessment of its ability to fully recover its goodwill;

•	whether governments will amend existing regulations or impose additional regulations or licensing requirements in such a manner as to increase the Company’s costs of doing business; and

•	other matters discussed in this press release and the Company’s most recent definitive proxy statement, Forms 10-K, 10-Q and 8-K, as well as matters discussed in the Company’s future SEC filings.

Although the Company believes that the expectations reflected in its forward looking statements are reasonable, it can give no assurance that such expectations will prove to be correct. They can be affected by inaccurate assumptions the Company might make or by known or unknown risks and uncertainties. The forward-looking statements included in this release are not guarantees of future performance, and we cannot assure the reader that those statements will be realized or that the forward-looking events or circumstances will occur. Actual future results may vary materially. Because of these factors, the Company cautions that investors should not place undue reliance on any of its forward-looking statements. Further, any forward-looking statement speaks only as of the date on which it is made, and except as required by law the Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which it is made or to reflect the occurrence of anticipated or unanticipated events or circumstances, and is not responsible for any changes made to this release by wire or Internet services.

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Non-GAAP Financial Measures

This press release includes presentation of the following financial measures: net income excluding merger related restructuring and rationalization charges, combined pro forma revenues, combined adjusted pro forma net income and combined adjusted pro forma EBITDA. These items are not financial measures recognized under generally accepted accounting principles in the United States. The Company has included these non-GAAP financial measures because it believes that they permit a more meaningful comparison of the Company’s operating performance between the periods presented and because management uses them in evaluating the Company’s operating performance. Because these items are not GAAP financial measures, however, other companies may present similarly titled items that are calculated using differing adjustments. Accordingly, these measures as presented in this press release should not be used to evaluate the Company’s performance by comparison to any similarly titled measures presented by other companies. Reconciliations of these non-GAAP financial measures with the most comparable GAAP measurements are provided in the attached tables and the tables below. Investors are strongly urged to review these reconciliations. In addition, the exclusion of restructuring and rationalization charges in certain of these non-GAAP financial measures does not imply that such charges are non-recurring, infrequent or unusual. Restructuring and rationalization charges were incurred in the periods presented, and similar charges may recur in future periods.

	Three Months Ended January 2, 2005
RECONCILIATION OF NON-GAAP FINANCIAL MEASURE ($000’s):
Net loss	(7,732)
Merger related restructuring and rationalization charges	10,322
Stock based compensation expense	1,729

Net income excluding merger related restructuring and rationalization charges and stock based compensation expense	4,319

	Three Months Ended September 26, 2004
RECONCILIATION OF NON-GAAP FINANCIAL MEASURE ($000’s):
Combined adjusted pro forma income from continuing operations (see attached schedule for reconciliation to GAAP measure)	8,597
Federal income tax refund	(5,402)
Stock based compensation expense	(600)

Combined adjusted pro forma net income excluding federal income tax refund and stock based compensation expense	2,595

	Fiscal Year Ended
	2004	2003
RECONCILIATION OF NON-GAAP FINANCIAL MEASURE ($000’s):
Combined adjusted pro forma income (loss) from continuing operations (see attached schedules for reconciliation to GAAP measure)	13,043	(2,737)
Federal income tax refund	(5,402)	—
Stock based compensation expense	1,446	2,305

Combined adjusted pro forma net income excluding federal income tax refund and stock based compensation expense	9,087	(432)

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COMSYS IT PARTNERS, INC.

UNAUDITED PRO FORMA ADJUSTED STATEMENT OF CONTINUING OPERATIONS

FOR THE TWELVE MONTHS ENDED DECEMBER 28, 2003

(IN THOUSANDS, EXCEPT FOR PER SHARE DATA)

	Historical Consolidated Venturi	Staffing Services Pro Forma Adjustments (1)	Adjusted Consolidated Venturi	Historical Consolidated COMSYS	Pro Forma Adjustments		Pro Forma Combined Consolidated
	Year Ended December 28, 2003		Year Ended				Year Ended December 28, 2003
			December 28, 2003	December 31, 2003
Revenues from services	$494,547	$(250,228)	$244,319	$332,850	$—		$577,169
Cost of services	387,897	(200,430)	187,467	251,501	—		438,968

Gross profit	106,650	(49,798)	56,852	81,349	—		138,201

Operating costs and expenses
Selling, general and administrative expenses	96,288	(41,188)	55,100	63,881	(15,391	)(2)	103,590
Restructuring & rationalization charges	2,503	(880)	1,622	854	(2,476	)(3)	—
Stock based compensation	570	(21)	549	—	1,756	(4)	2,305
Depreciation and amortization	5,180	(730)	4,450	15,870	1,281	(5)	21,602

	104,540	(42,819)	61,721	80,605	(14,829)		127,497

Income (loss) from operations	2,110	(6,979)	(4,869)	744	14,829		10,704
Interest (income) expense, net	5,522	(2,825)	2,697	37,196	(24,950	)(6)	14,943
Loss (gain) on early extinguishment of debt	(83,027)	—	(83,027)	—	83,027	(7)	—
Other (income) expense, net	—	—	—	38	—		38

Income (loss) before income taxes	79,615	(4,154)	75,461	(36,490)	(43,248)		(4,277)
Income tax expense (benefit)	(13,268)	(2,300)	(15,568)	760	13,268	(8)	(1,540)

Income (loss) from continuing operations	$92,883	$(1,854)	$91,029	$(37,250)	$(56,516)		$(2,737)

Income from continuing operations per share - Basic	$20.00	$—	$19.60		$—		$(0.19)

Weighted shares outstanding - Basic	4,644	—	4,644		9,409		14,053

Income from continuing operations per share - Fully Diluted	$20.00	$—	$19.60		$—		$(0.19)

Weighted shares outstanding - Diluted	4,644	—	4,644		9,409		14,053

Income (loss) from continuing operations	$92,883	$(1,854)	$91,029	$(37,250)	$(56,516)		$(2,737)
Adjustments:
Restructuring & rationalization charges	2,503	(880)	1,622	854	(2,476)		—
Stock based compensation	570	(21)	549	—	1,756		2,305
Depreciation and amortization	5,180	(730)	4,450	15,870	1,281		21,602
Interest (income) expense, net	5,522	(2,825)	2,697	37,196	(24,950)		14,943
Loss (gain) on early extinguishment of debt	(83,027)	—	(83,027)	—	83,027		—
Other (income) expense, net	—	—	—	38	—		38
Income tax expense (benefit)	(13,268)	(2,300)	(15,568)	760	13,268		(1,540)

Adjusted earnings before interest, taxes, depreciation and amortization (EBITDA)	$10,362	$(8,610)	$1,752	$17,468	$15,391		$34,611

NOTES TO UNAUDITED PRO FORMA ADJUSTED

STATEMENT OF CONTINUING OPERATIONS

FOR THE TWELVE MONTHS ENDED DECEMBER 28, 2003

(DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

(1)	These pro forma adjustments reflect the sale of the Staffing Services division of Venturi and reflect the estimated reduction in revenues from services, cost of services and expenses that would have occurred had the divestiture occurred at the beginning of the period presented. The pro forma adjustments for revenues from services and cost of services are based on actual amounts recorded by the Staffing Services division in the respective period. The pro forma adjustments related to other operating expenses are also principally based on actual expenses directly recorded by the Staffing Services division.

(2)	Reflects $15,391 of estimated cost savings expected to be realized upon completion of the integration of COMSYS and Venturi. These savings relate primarily to reduced compensation expense following the elimination of duplicative management, operating and administrative headcount, reduced rent expense following the consolidation of operating locations and reduced administrative expense following the elimination of duplicative corporate infrastructure.

(3)	Reflects the elimination of historical restructuring and rationalization charges recorded in 2003 consisting primarily of costs related to employee severance and lease abandonment/termination costs.

(4)	In connection with the merger, all the outstanding shares of COMSYS Class D redeemable preferred stock were exchanged for an aggregate of 1,411,423 shares of Venturi common stock valued at $11.20 per share. One-third of the common shares were vested at the closing of the merger, one-third vest in equal installments on January 1 in each of the years 2005, 2006 and 2007, and the remaining one-third vest in equal annual installments if specified earnings targets are met for the fiscal years 2004, 2005 and 2006; provided, however, that the remaining unvested shares are subject to immediate vesting upon the occurrence of certain events specified in the management incentive plan. This adjustment reflects the amortization expense associated with the portion of deferred compensation that vests ratably over a three year period ($1,756).

(5)	Identifiable intangibles related to the merger include primarily customer lists totaling approximately $6,407. The estimated useful life of these assets is five years and the annual amortization thereof ($1,281) has been recorded as a pro forma adjustment. This estimate of identifiable intangibles is based on a discounted cash flow analysis of estimated earnings attributable to customers for which Venturi performs services under contracts.

(6)	Reflects adjustments to eliminate historical interest expense and to record the pro forma interest expense related to the new credit facilities and preferred stock issued in connection with the merger (assuming the merger had been effected at the beginning of the period presented).

The components of the pro forma changes to historical interest expense are as follows:

Elimination of historical interest expense	$(39,893)
Pro forma interest expense:
Dividends on mandatorily redeemable preferred stock	3,560
Junior term loan	6,650
Senior revolver	2,682
Senior term loan	750
Commitment fees	138
Amortization of deferred financing costs & other	1,163

Net changes to historical interest expense	$(24,950)

(7)	Reflects elimination of historical gain recorded by Venturi resulting from a comprehensive financial restructuring completed by Venturi on April 14, 2003.

(8)	Reflects elimination of tax benefit recorded by Venturi in the fourth quarter of 2003 after completion of a review by the IRS of Venturi’s federal income tax returns for the years 1996 through 2002.

COMSYS IT PARTNERS, INC.

UNAUDITED PRO FORMA ADJUSTED STATEMENT OF CONTINUING OPERATIONS

FOR THE THREE MONTHS ENDED MARCH 28, 2004

(IN THOUSANDS, EXCEPT FOR PER SHARE DATA)

	Historical Consolidated Venturi	Staffing Services Pro Forma Adjustments (1)	Adjusted Consolidated Venturi	Historical Consolidated COMSYS	Pro Forma Adjustments		Pro Forma Combined Consolidated
	Three Months Ended March 28, 2004		Three Months Ended				Three Months Ended March 28, 2004
			March 28, 2004	March 31, 2004
Revenues from services	$129,256	$(61,779)	$67,477	$88,858	$—		$156,335
Cost of services	103,114	(50,450)	52,664	68,003	—		120,667

Gross profit	26,142	(11,329)	14,813	20,855	—		35,668

Operating costs and expenses
Selling, general and administrative expenses	24,121	(9,905)	14,216	16,640	(3,886	)(2)	26,970
Restructuring & rationalization charges	—	—	—	—	—		—
Stock based compensation	913	(59)	854	—	439	(3)	1,293
Depreciation and amortization	1,082	(188)	894	3,984	320	(4)	5,198

	26,115	(10,151)	15,964	20,624	(3,127)		33,461

Income (loss) from operations	27	(1,177)	(1,151)	231	3,127		2,206
Interest (income) expense, net	191	(368)	(177)	15,249	(11,385	)(5)	3,687

Loss (gain) on early extinguishment of debt	—	—	—	—	—		—
Other (income) expense, net	—	—	—	—	—		—

Income (loss) before income taxes	(164)	(810)	(974)	(15,018)	14,512		(1,481)
Income tax expense (benefit)	(24)	24	—	—	—		—

Income (loss) from continuing operations	$(140)	$(834)	$(974)	$(15,018)	$14,512		$(1,481)

Income (loss) from continuing operations per share - Basic	$(0.02)	$—	$(0.16)		$—		$(0.10)

Weighted shares outstanding - Basic	6,090	—	6,090		9,409		15,499
Income (loss) from continuing operations per share - Fully Diluted	$(0.02)	$—	$(0.16)		$—		$(0.10)

Weighted shares outstanding - Diluted	6,090	—	6,090		9,409		15,499

Income (loss) from continuing operations	$(140)	$(834)	$(974)	$(15,018)	$14,512		$(1,481)
Adjustments:
Restructuring & rationalization charges	—	—	—	—	—		—
Stock based compensation	913	(59)	854	—	439		1,293
Depreciation and amortization	1,082	(188)	894	3,984	320		5,198
Interest (income) expense, net	191	(368)	(177)	15,249	(11,385)		3,687
Loss (gain) on early extinguishment of debt	—	—	—	—	—		—
Other (income) expense, net	—	—	—	—	—		—
Income tax expense (benefit)	(24)	24	—	—	—		—

Adjusted earnings before interest, taxes, depreciation and amortization (EBITDA)	$2,021	$(1,424)	$597	$4,215	$3,886		$8,697

NOTES TO UNAUDITED PRO FORMA ADJUSTED

STATEMENT OF CONTINUING OPERATIONS

FOR THE THREE MONTHS ENDED MARCH 28, 2004

(DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

(1)	These pro forma adjustments reflect the sale of the Staffing Services division of Venturi and reflect the estimated reduction in revenues from services, cost of services and expenses that would have occurred had the divestiture occurred at the beginning of the period presented. The pro forma adjustments for revenues from services and cost of services are based on actual amounts recorded by the Staffing Services division in the respective period. The pro forma adjustments related to other operating expenses are also principally based on actual expenses directly recorded by the Staffing Services division.

(2)	Reflects $3,886 of estimated cost savings expected to be realized upon completion of the integration of COMSYS and Venturi. These savings relate primarily to reduced compensation expense following the elimination of duplicative management, operating and administrative headcount, reduced rent expense following the consolidation of operating locations and reduced administrative expense following the elimination of duplicative corporate infrastructure.

(3)	In connection with the merger, all the outstanding shares of COMSYS Class D redeemable preferred stock were exchanged for an aggregate of 1,411,423 shares of Venturi common stock valued at $11.20 per share. One-third of the common shares were vested at the closing of the merger, one-third vest in equal installments on January 1 in each of the years 2005, 2006 and 2007, and the remaining one-third vest in equal annual installments if specified earnings targets are met for the fiscal years 2004, 2005 and 2006; provided, however, that the remaining unvested shares are subject to immediate vesting upon the occurrence of certain events specified in the management incentive plan. This adjustment reflects the amortization expense associated with the portion of deferred compensation that vests ratably over a three year period ($439).

(4)	Identifiable intangibles related to the merger include primarily customer lists totaling approximately $6,407. The estimated useful life of these assets is five years and the amortization thereof ($320 per quarter) has been recorded as a pro forma adjustment. This estimate of identifiable intangibles is based on a discounted cash flow analysis of estimated earnings attributable to customers for which Venturi performs services under contracts.

(5)	Reflects adjustments to eliminate historical interest expense and to record the pro forma interest expense related to the new credit facilities and preferred stock issued in connection with the merger (assuming the merger had been effected at the beginning of the period presented).

The components of the pro forma changes to historical interest expense are as follows:

Elimination of historical interest expense	$(15,072)
Pro forma interest expense:
Dividends on mandatorily redeemable preferred stock	842
Junior term loan	1,663
Senior revolver	671
Senior term loan	188
Commitment fees	34
Amortization of deferred financing costs & other	289

Net changes to historical interest expense	$(11,385)

COMSYS IT PARTNERS, INC.

UNAUDITED PRO FORMA ADJUSTED STATEMENT OF CONTINUING OPERATIONS

FOR THE THREE MONTHS ENDED JUNE 27, 2004

(IN THOUSANDS, EXCEPT FOR PER SHARE DATA)

	Historical Consolidated Venturi	Staffing Services Pro Forma Adjustments (1)	Adjusted Consolidated Venturi	Historical Consolidated COMSYS	Pro Forma Adjustments		Pro Forma Combined Consolidated
	Quarter Ended June 27, 2004		Quarter Ended				Quarter Ended June 27, 2004
			June 27, 2004	June 30, 2004
Revenues from services	$136,494	$(68,814)	$67,680	$90,538	$—		$158,218
Cost of services	107,708	(55,417)	52,291	68,928	—		121,219

Gross profit	28,786	(13,397)	15,389	21,610	—		36,999

Operating costs and expenses
Selling, general and administrative expenses	24,358	(10,656)	13,702	14,762	(3,623	)(2)	24,841
Goodwill impairment	41,700	(41,700)	—	—	—		—
Stock based compensation	(89)	(9)	(98)	—	439	(3)	341
Depreciation and amortization	1,025	(160)	865	3,952	320	(4)	5,137

	66,994	(52,525)	14,469	18,714	(2,863)		30,320

Income (loss) from operations	(38,208)	39,128	920	2,896	2,863		6,679
Interest (income) expense, net	300	(468)	(168)	15,600	(11,745	)(5)	3,687

(Gain) on financial restructuring, net	—	—	—	—	—		—
Other (income) expense, net	—	—	—	(3)	—		(3)

Income (loss) before income taxes	(38,508)	39,596	1,088	(12,701)	14,608		2,995
Income tax expense (benefit)	(864)	1,839	975	—	—		975

Income (loss) from continuing operations	$(37,644)	$37,757	$113	$(12,701)	$14,608		$2,020

Income (loss) from continuing operations per share - Basic	$(6.18)	$—	$0.02		$—		$0.13

Weighted shares outstanding - Basic	6,090	—	6,090		9,372		15,462
Income (loss) from continuing operations per share - Fully Diluted	$(6.18)	$—	$0.02		$—		$0.13

Weighted shares outstanding - Diluted	6,090	—	6,090		9,372		15,462

Income (loss) from continuing operations	$(37,644)	$37,757	$113	$(12,701)	$14,608		$2,020
Adjustments:
Goodwill impairment	41,700	(41,700)	—	—	—		—
Stock based compensation	(89)	(9)	(98)	—	439		341
Depreciation and amortization	1,025	(160)	865	3,952	320		5,137
Interest (income) expense, net	300	(468)	(168)	15,600	(11,745)		3,687
Other (income) expense, net	—	—	—	(3)	—		(3)
Income tax expense (benefit)	(864)	1,839	975	—	—		975

Adjusted earnings before interest, taxes, depreciation and amortization (EBITDA)	$4,428	$(2,741)	$1,687	$6,848	$3,623		$12,158

NOTES TO UNAUDITED PRO FORMA ADJUSTED

STATEMENT OF CONTINUING OPERATIONS

FOR THE THREE MONTHS ENDED JUNE 27, 2004

(DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

(1)	These pro forma adjustments reflect the sale of the Staffing Services division of Venturi and reflect the estimated reduction in revenues from services, cost of services and expenses that would have occurred had the divestiture occurred at the beginning of the period presented. The pro forma adjustments for revenues from services and cost of services are based on actual amounts recorded by the Staffing Services division in the respective period. The pro forma adjustments related to other operating expenses are also principally based on actual expenses directly recorded by the Staffing Services division.

(2)	Reflects $3,623 of estimated cost savings expected to be realized upon completion of the integration of COMSYS and Venturi. These savings relate primarily to reduced compensation expense following the elimination of duplicative management, operating and administrative headcount, reduced rent expense following the consolidation of operating locations and reduced administrative expense following the elimination of duplicative corporate infrastructure.

(3)	In connection with the merger, all the outstanding shares of COMSYS Class D redeemable preferred stock were exchanged for an aggregate of 1,411,423 shares of Venturi common stock valued at $11.20 per share. One-third of the common shares were vested at the closing of the merger, one-third vest in equal installments on January 1 in each of the years 2005, 2006 and 2007, and the remaining one-third vest in equal annual installments if specified earnings targets are met for the fiscal years 2004, 2005 and 2006; provided, however, that the remaining unvested shares are subject to immediate vesting upon the occurrence of certain events specified in the management incentive plan. This adjustment reflects the amortization expense associated with the portion of deferred compensation that vests ratably over a three year period ($439).

(4)	Identifiable intangibles related to the merger include primarily customer lists totaling approximately $6,407. The estimated useful life of these assets is five years and the amortization thereof ($320 per quarter) has been recorded as a pro forma adjustment. This estimate of identifiable intangibles is based on a discounted cash flow analysis of estimated earnings attributable to customers for which Venturi performs services under contracts.

(5)	Reflects adjustments to eliminate historical interest expense and to record the pro forma interest expense related to the new credit facilities and preferred stock issued in connection with the merger (assuming the merger had been effected at the beginning of the period presented).

The components of the pro forma changes to historical interest expense are as follows:

Elimination of historical interest expense	$(15,432)
Pro forma interest expense:
Dividends on mandatorily redeemable preferred stock	842
Junior term loan	1,663
Senior revolver	671
Senior term loan	188
Commitment fees	34
Amortization of deferred financing costs & other	289

Net changes to historical interest expense	$(11,745)

COMSYS IT PARTNERS, INC.

UNAUDITED PRO FORMA ADJUSTED STATEMENT OF CONTINUING OPERATIONS

FOR THE THREE MONTHS ENDED SEPTEMBER 26, 2004

(IN THOUSANDS, EXCEPT FOR PER SHARE DATA)

	Historical Consolidated Venturi	Staffing Services Pro Forma Adjustments (1)	Adjusted Consolidated Venturi	Historical Consolidated COMSYS	Pro Forma Adjustments		Pro Forma Combined Consolidated
	Quarter Ended September 26, 2004		Quarter Ended				Quarter Ended September 30, 2004
			September 26, 2004	September 30, 2004
Revenues from services	$137,624	$(70,407)	$67,217	$94,831	$—		$162,048
Cost of services	107,357	(56,655)	50,702	71,960	—		122,662

Gross profit	30,267	(13,752)	16,515	22,871	—		39,386

Operating costs and expenses
Selling, general and administrative expenses	24,739	(10,545)	14,194	18,826	(4,927	)(2)	28,093
Restructuring & rationalization charges	3,396	(848)	2,548	—	(2,548	)(3)	—
Stock based compensation	(1,128)	89	(1,039)	5,269	(4,830	)(4)	(600)
Depreciation and amortization	974	(129)	845	3,941	320	(5)	5,106

	27,981	(11,433)	16,548	28,036	(11,984)		32,600

Income (loss) from operations	2,286	(2,319)	(33)	(5,165)	11,984		6,786
Interest (income) expense, net	385	(482)	(97)	15,898	(12,113	)(6)	3,687

Loss (gain) on early extinguishment of debt	—	—	—	2,986	(2,986	)(7)	—
Other (income) expense, net	—	—	—	984	(1,000	)(8)	(16)

Income (loss) before income taxes	1,901	(1,837)	64	(25,033)	28,084		3,115
Income tax expense (benefit)	466	(619)	(153)	(5,329)	—		(5,482)

Income (loss) from continuing operations	$1,435	$(1,218)	$217	$(19,704)	$28,084		$8,597

Income (loss) from continuing operations per share - Basic	$0.24	$—	$0.04		$—		$0.56

Weighted shares outstanding - Basic	6,090	—	6,090		9,372		15,462
Income (loss) from continuing operations per share - Fully Diluted	$0.23	$—	$0.03		$—		$0.55

Weighted shares outstanding - Diluted	6,346	—	6,346		9,372		15,718

Income (loss) from continuing operations	$1,435	$(1,218)	$217	$(19,704)	$28,084		$8,597
Adjustments:
Restructuring & rationalization charges	3,396	(848)	2,548	—	(2,548)		—
Stock based compensation	(1,128)	89	(1,039)	5,269	(4,830)		(600)
Depreciation and amortization	974	(129)	845	3,941	320		5,106
Interest (income) expense, net	385	(482)	(97)	15,898	(12,113)		3,687
Loss (gain) on early extinguishment of debt	—	—	—	2,986	(2,986)		—
Other (income) expense, net	—	—	—	984	(1,000)		(16)
Income tax expense (benefit)	466	(619)	(153)	(5,329)	—		(5,482)

Adjusted earnings before interest, taxes, depreciation and amortization (EBITDA)	$5,528	$(3,207)	$2,321	$4,045	$4,927		$11,293

NOTES TO UNAUDITED PRO FORMA ADJUSTED

STATEMENT OF CONTINUING OPERATIONS

FOR THE THREE MONTHS ENDED SEPTEMBER 26, 2004

(DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

(1)	These pro forma adjustments reflect the sale of the Staffing Services division of Venturi and reflect the estimated reduction in revenues from services, cost of services and expenses that would have occurred had the divestiture occurred at the beginning of the period presented. The pro forma adjustments for revenues from services and cost of services are based on actual amounts recorded by the Staffing Services division in the respective period. The pro forma adjustments related to other operating expenses are also principally based on actual expenses directly recorded by the Staffing Services division.

(2)	Reflects $3,662 of estimated cost savings expected to be realized upon completion of the integration of COMSYS and Venturi. These savings relate primarily to reduced compensation expense following the elimination of duplicative management, operating and administrative headcount, reduced rent expense following the consolidation of operating locations and reduced administrative expense following the elimination of duplicative corporate infrastructure. Also reflects the elimination of pre-merger management incentive payments of $1,265 related to the re-financing in August of COMSYS’ senior credit facility.

(3)	Reflects the elimination of transaction costs incurred by Venturi, directly attributable to the merger. These costs consist primarily of investment banking, legal, accounting and other professional fees.

(4)	In connection with the merger, all the outstanding shares of COMSYS Class D redeemable preferred stock were exchanged for an aggregate of 1,411,423 shares of Venturi common stock valued at $11.20 per share. One-third of the common shares were vested at the closing of the merger, one-third vest in equal installments on January 1 in each of the years 2005, 2006 and 2007, and the remaining one-third vest in equal annual installments if specified earnings targets are met for the fiscal years 2004, 2005 and 2006; provided, however, that the remaining unvested shares are subject to immediate vesting upon the occurrence of certain events specified in the management incentive plan.

This adjustment reflects the elimination of the expense recorded for the one-third of the Venturi common stock which were vested at the closing of the merger ($5,269), partially offset by the amortization expense associated with the portion of deferred compensation that vests ratably over a three year period ($439).

(5)	Identifiable intangibles related to the merger include primarily customer lists totaling approximately $6,407. The estimated useful life of these assets is five years and the amortization thereof ($320 per quarter) has been recorded as a pro forma adjustment. This estimate of identifiable intangibles is based on a discounted cash flow analysis of estimated earnings attributable to customers for which Venturi performs services under contracts.

(6)	Reflects adjustments to eliminate historical interest expense and to record the pro forma interest expense related to the new credit facilities and preferred stock issued in connection with the merger (assuming the merger had been effected at the beginning of the period presented).

The components of the pro forma changes to historical interest expense are as follows:

Elimination of historical interest expense	$(15,801)
Pro forma interest expense:
Dividends on mandatorily redeemable preferred stock	842
Junior term loan	1,663
Senior revolver	671
Senior term loan	188
Commitment fees	34
Amortization of deferred financing costs & other	290

Net changes to historical interest expense	$(12,113)

(7)	Reflects elimination of the loss incurred upon the early retirement, in connection with the merger, of pre-merger COMSYS debt.

(8)	Reflects elimination of the charge recorded prior to the merger to reflect the forgiveness of an option held by COMSYS to purchase certain real estate in Houston, TX.

COMSYS IT PARTNERS, INC.

UNAUDITED PRO FORMA ADJUSTED STATEMENT OF CONTINUING OPERATIONS

FOR THE TWELVE MONTHS ENDED JANUARY 2, 2005

(IN THOUSANDS, EXCEPT FOR PER SHARE DATA)

	Historical Consolidated Venturi	Staffing Services Pro Forma Adjustments (1)	Adjusted Consolidated Venturi	Historical Consolidated COMSYS	Pro Forma Adjustments		Pro Forma Combined Consolidated
	Nine Months Ended September 26, 2004		Nine Months Ended September 26, 2004	Year Ended January 2, 2005 (2)			Year Ended January 2, 2005
Revenues from services	$403,374	$(201,000)	$202,374	$437,013	$—		$639,387
Cost of services	318,179	(162,522)	155,657	331,474	—		487,131

Gross profit	85,195	(38,478)	46,717	105,539	—		152,256

Operating costs and expenses
Selling, general and administrative expenses	73,217	(31,105)	42,112	79,378	(12,434	)(3)	109,055
Restructuring & rationalization charges	3,396	(848)	2,548	10,322	(12,870	)(4)	—
Goodwill impairment	41,700	(41,700)	—	—	—
Stock based compensation	(304)	21	(283)	6,998	(5,269	)(5)	1,446
Depreciation and amortization	3,081	(477)	2,604	14,564	960	(6)	18,128

	121,090	(74,109)	46,981	111,262	(29,613)		128,630

Income (loss) from operations	(35,895)	35,631	(264)	(5,723)	29,613		23,626
Interest (income) expense, net	876	(1,319)	(443)	50,823	(35,243	)(7)	15,138
Loss on early extinguishment of debt	—	—	—	2,986	(2,986	)(8)	—
Other (income) expense, net	—	—	—	1,025	(1,000	)(9)	25

Income (loss) before income taxes	(36,771)	36,949	178	(60,557)	68,842		8,463
Income tax expense (benefit)	(422)	1,244	822	(5,402)	—		(4,580)

Income (loss) from continuing operations	$(36,349)	$35,705	$(644)	$(55,155)	$68,842		$13,043

Income from continuing operations per share - Basic					$—		$0.85

Weighted shares outstanding - Basic							15,276

Income from continuing operations per share - Fully Diluted					$—		$0.85

Weighted shares outstanding - Diluted							15,276

Income (loss) from continuing operations Adjustments:	$(36,349)	$35,705	$(644)	$(55,155)	$68,842		$13,043
Restructuring & rationalization charges	3,396	(848)	2,548	10,322	(12,870)		—
Goodwill impairment	41,700	(41,700)	—	—	—		—
Stock based compensation	(304)	21	(283)	6,998	(5,269)		1,446
Depreciation and amortization	3,081	(477)	2,604	14,564	960		18,128
Interest (income) expense, net	876	(1,319)	(443)	50,823	(35,243)		15,138
Loss on early extinguishment of debt	—	—	—	2,986	(2,986)		—
Other (income) expense, net	—	—	—	1,025	(1,000)		25
Income tax expense (benefit)	(422)	1,244	822	(5,402)	—		(4,580)

Adjusted earnings before interest, taxes, depreciation and amortization (EBITDA)	$11,978	$(7,373)	$4,605	$26,161	$12,434		$43,200

NOTES TO UNAUDITED PRO FORMA ADJUSTED

STATEMENT OF CONTINUING OPERATIONS

FOR THE TWELVE MONTHS ENDED JANUARY 2, 2005

(DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

(1)	These pro forma adjustments reflect the sale of the Staffing Services division of Venturi immediately prior to the merger with COMSYS on September 30, 2004. The pro forma adjustments to the unaudited condensed combined statements of continuing operations for the nine months ended September 26, 2004 reflect the estimated reduction in revenues from services, cost of services and expenses that would have occurred had the divestiture occurred at January 1, 2004. The pro forma adjustments for revenues from services and cost of services are based on actual amounts recorded by the Staffing Services division in the period. The pro forma adjustments related to other operating expenses are also principally based on actual expenses directly recorded by the Staffing Services division. The pro forma income tax adjustment primarily relates to deferred tax liabilities associated with assets of the Staffing Services division.

(2)	The merger was accounted for as a purchase, with COMSYS designated as the acquiring company, and therefore the operating results of Venturi have been consolidated with those of COMSYS since the acquisition date.

(3)	Reflects $11,169 of estimated cost savings expected to be realized upon completion of the integration of COMSYS and Venturi. These savings relate primarily to reduced compensation expense following the elimination of duplicative management, operating and administrative headcount, reduced rent expense following the consolidation of operating locations and reduced administrative expense following the elimination of duplicative corporate infrastructure. Also reflects the elimination of pre-merger management incentive payments of $1,265 related to the re-financing in August of COMSYS’ senior credit facility.

(4)	Reflects the elimination of fourth quarter restructuring and rationalization charges ($10,322) relating to the merger consisting primarily of integration related expenses, provisions for costs to exit non-Venturi duplicative office space and severance payouts related to COMSYS personnel. Also reflects the elimination of transaction costs (investment banking, legal, accounting and other professional fees) incurred by Venturi ($2,548), directly attributable to the merger.

(5)	In connection with the merger, all the outstanding shares of COMSYS Class D redeemable preferred stock were exchanged for an aggregate of 1,411,423 shares of Venturi common stock valued at $11.20 per share. One-third of the common shares were vested at the closing of the merger, one-third vest in equal installments on January 1 in each of the years 2005, 2006 and 2007, and the remaining one-third vest in equal annual installments if specified earnings targets are met for the fiscal years 2004, 2005 and 2006; provided, however, that the remaining unvested shares are subject to immediate vesting upon the occurrence of certain events specified in the management incentive plan. This adjustment eliminates the stock based compensation expense associated with the shares that were vested at the closing of the merger.

(6)	Identifiable intangibles related to the merger included customer lists valued at $6,407. The estimated useful life of these assets is five years. This adjustment increases amortization expense to reflect a full year’s amortization of the customer base intangible asset acquired in the merger.

(7)	The components of the pro forma changes to historical interest expense are as follows:

Nine Months Ended September 25, 2004
Elimination of historical interest expense	$(46,305)
Pro forma interest expense:
Junior term loan	4,989
Dividends on mandatorily redeemable preferred stock	2,526
Senior revolver	2,013
Amortization of deferred financing costs	868
Senior term loan	564
Commitment fees	102

Net changes to historical interest expense	$(35,243)

Based on the pro forma outstanding debt under variable interest rate facilities, an increase of 125 basis points in the variable interest rate would increase interest expense by $182 for the fiscal year ended January 2, 2005.

(8)	Reflects elimination of loss on early extinguishment of debt resulting from the refinancing of COMSYS debt facilities as part of the merger.

(9)	Reflects elimination of the charge recorded prior to the merger to reflect the forgiveness of an option held by COMSYS to purchase certain real estate in Houston, TX.

COMSYS IT PARTNERS, INC.

UNAUDITED PRO FORMA ADJUSTED STATEMENT OF CONTINUING OPERATIONS

FOR THE THREE AND TWELVE MONTHS ENDED JANUARY 2, 2005

(IN THOUSANDS, EXCEPT FOR PER SHARE DATA)

	Historical Consolidated	Pro Forma Combined Consolidated	Pro Forma Combined Consolidated
	Quarter Ended January 2, 2005	Year Ended January 2, 2005	Year Ended December 28, 2003
Revenues from services	$162,786	$639,387	$577,169
Cost of services	122,583	487,131	438,968

Gross profit	40,203	152,256	138,201

Operating costs and expenses
Selling, general and administrative expenses	29,150	109,055	103,590
Restructuring & rationalization charges	10,322	—	—
Stock based compensation	1,729	1,446	2,305
Depreciation and amortization	2,687	18,128	21,602

	43,888	128,630	127,497

Income (loss) from operations	(3,685)	23,626	10,704
Interest (income) expense, net	4,076	15,138	14,943

Loss (gain) on early extinguishment of debt	—	—	—
Other (income) expense, net	44	25	38

Income (loss) before income taxes	(7,805)	8,463	(4,277)
Income tax expense (benefit)	(73)	(4,580)	(1,540)

Income (loss) from continuing operations	$(7,732)	$13,043	$(2,737)

Income (loss) from continuing operations per share - Basic	$(0.51)	$0.85	$(0.19)

Weighted shares outstanding - Basic	15,279	15,276	14,053

Income (loss) from continuing operations per share - Diluted	$(0.51)	$0.85	$(0.19)

Weighted shares outstanding - Diluted	15,279	15,276	14,053

Income (loss) from continuing operations	$(7,732)	$13,043	$(2,737)
Adjustments:
Restructuring & rationalization charges	10,322	—	—
Stock based compensation	1,729	1,446	2,305
Depreciation and amortization	2,687	18,128	21,602
Interest (income) expense, net	4,076	15,138	14,943
Loss (gain) on early extinguishment of debt	—	—	—
Other (income) expense, net	44	25	38
Income tax expense (benefit)	(73)	(4,580)	(1,540)

Adjusted earnings before interest, taxes, depreciation and amortization (EBITDA)	$11,053	$43,200	$34,611